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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of aaiPharma Inc. and subsidiaries of our report dated January 26, 2001, included in the 2000 Annual Report to Shareholders of aaiPharma Inc. and subsidiaries.

Our audits also included the consolidated financial statement schedule of aaiPharma Inc. and subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-78453, 333-50877 and 333-50841) and the Registration
Statement (Form S-3 No. 333-5535) of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of aaiPharma Inc. and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP


Raleigh, North Carolina
March 28, 2001



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